RESTATED
                        CERTIFICATE OF INCORPORATION
                                    OF
                HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED

     HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:
     (1) The Corporation's present name is HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED.
     (2) The date of filing of the Corporation's original certificate of incorporation with the Secretary of State of Delaware was January 31, 1980.
     (3) The Corporation was originally incorporated under the name HARCO INDUSTRIES, INC.
     (4) This Restated Certificate of Incorporation has been duly proposed by resolution of the Board of Directors of the Corporation and has been duly adopted by the stockholders of the Corporation in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.
     (5) The certificate of incorporation of the Corporation, including amendments set forth herein but not separately filed, is restated and integrated to read in full as follows:
     First: The name of the Corporation is HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED.
     Second: The registered office of the Corporation in the State of Delaware is located at 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.
     Third: The purpose of the Corporation is to engage in the design, development, manufacture and distribution of audio and video system components and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.
     Fourth: (a) The total number of shares of capital stock which the Corporation is authorized to issue is 20,000,000 shares, consisting of 5,000,000 shares of Preferred Stock, of the par value $0.01 per share (the "Preferred Stock"), and 15,000,000 shares of Common Stock of the par value $0. 01 per share (the "Common Stock").
     (b) A holder of Common Stock shall, except as may otherwise provided in accordance with subparagraph (c) hereof, be entitled to one (1) vote on each matter submitted to a vote at a meeting of stockholders for each share of Common Stock held of record by such holder as of the record date for such meeting.
     (c) The Preferred Stock may be issued in one or more series. The Board of Directors is hereby authorized to issue the shares of Preferred Stock in such series and to fix from time to time before issuance the number of shares to be included in any series and the designation, relative powers, preferences and rights and qualifications, limitations or restrictions of all shares of such series. The authority of the Board of Directors with respect to each series shall include, without limiting the generality of the foregoing, the determination of any or all of the following:
     (i) the number of shares of any series and the designation to distinguish the shares of such series from the shares of all other series;
     (ii) the voting powers, if any, and whether such voting powers are full or limited, in such series;
     (iii) the redemption provisions, if any, applicable to such series, including the redemption price or prices to be paid;
     (iv) whether dividends, if any, shall be cumulative or noncumulative, the dividend rate of such series, and the dates and preferences of dividends on such series;
     (v) the rights of such series upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;
     (vi) the provisions, if any, pursuant to which the shares of such series are convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock, or any other security, of the Corporation or any other corporation, and price or prices or the rates of exchange applicable thereto;
     (vii) the right, if any, to subscribe for or to purchase any securities of the Corporation or any other corporation;
     (viii) the provisions, if any, of a sinking fund applicable to such series; and
     (ix) any other relative, participating, optional or other special powers, preferences, rights, qualifications, limitations or restrictions thereof;
     all as shall be determined from time to time by the Board of Directors and shall be stated in said resolution or resolutions providing for the issuance of such Preferred Stock (a "Preferred Stock Designation").
     (d) Except as may be provided in this Restated Certificate of Incorporation or by the Board of Directors in any Preferred Stock Designation, or as otherwise

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

required by law, the Common Stock shall have the exclusive right to vote for the election of Directors and for all other purposes, and holders of Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote or consent.
     Fifth: In furtherance of, and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized and empowered adopt, amend or repeal the By-Laws of the Corporation; provided, however, that the By-Laws adopted by the Board of Directors under the powers hereby conferred may be amended or repealed, or a provision inconsistent therewith adopted, by the Board of Directors or by the stockholders, having voting power with respect thereto, except that any provision of the By-Laws which is to the same effect as Articles Fifth, Seventh and Eighth of this Restated Certificate of Incorporation shall not be amended or repealed, nor shall any provision inconsistent with such By-Laws be adopted, without the affirmative vote of the holders of at least 80 percent of the combined voting power of all shares of the Corporation entitled to vote generally in the election of Directors, voting together as a single class. Notwithstanding anything contained in this Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80 percent of the combined voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to, or adopt amend or repeal any provision inconsistent with, this Article Fifth.
     Sixth: The stockholders and Board of Directors of the Corporation shall have power to hold their meetings and to have one or more offices of the Corporation within or without the State of Delaware, and to keep the books of the Corporation within or without the State of Delaware at such place or places as may from time to time be designated by the Board of Directors.
     Seventh: After October 15, 1986, no action required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation may be taken by written consent without a meeting. Notwithstanding anything contained in this Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80 percent of the combined voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, change, amend, repeal or adopt any provision inconsistent with, this Article Seventh.
     Eighth: Section 1. Number, Election and Terms of Directors. Subject to the rights, if any, of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional Directors under specified circumstances, the number of the Directors of the Corporation shall be fixed from time to time by or pursuant to the By-Laws of the Corporation. The Directors, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, shall be classified with respect to the time for which they severally hold office into three classes, as nearly their equal in number as possible, as shall be provided in the manner specified in the By-Laws of the Corporation. At or before the annual meeting of the stockholders to be held in 1986, one class shall be originally elected for a term expiring at the annual meeting of stockholders to be held in 1987, another class shall be originally elected for a term expiring at the annual meeting of the stockholders to be held in

1988, and
another class shall be originally elected for a term expiring at the annual meeting of stockholders to be held in 1989, with the members of each class to hold office until their successors are elected and qualified. Commencing with the annual meeting of the stockholders of the Corporation to be held in 1987, Directors of each class the term of which shall then expire shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election and until their successors are elected and qualified.
     Section 2. Stockholder Nomination of Director Candidates. Advance notice of stockholder nominations for the election of Directors shall be given in the manner provided in the By-Laws of the Corporation.
     Section 3. Newly Created Directorships and Vacancies. Subject to the rights, if any, of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect Directors under specified circumstances, newly created directorships resulting from any increase in the number of Directors and any vacancies, on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled only by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors. Any Director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director's successor shall have been elected and qualified. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of an incumbent Director.
     Section 4. Removal. Subject to the rights, if any, of the holders of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation to elect additional Directors under specified circumstances, any Director may be removed from office only for cause and by the affirmative vote of the holders of at least 80 percent of the combined voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class.
     Section 5. Amendment, Repeal or Alteration. Notwithstanding anything contained in this Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80 percent of the combined voting power of the outstanding shares of the capital stock of the Corporation entitled to vote in the election of Directors, voting together as a single class, shall be required to alter, change, amend, repeal or adopt any provision inconsistent with, this Article Eighth.
     Ninth: Section 1. Applicability of Article. Except as otherwise expressly provide in Section 4 of this Article Ninth, none of the actions or transactions listed below shall be effected by the Corporation, or approved by the Corporation as a stockholder of any majority owned subsidiary of the Corporation if, as of the record date for the determination of the stockholders entitled to vote thereon, any Interested Stockholder (as hereinafter defined) exists, unless the applicable requirements of Sections 3, 4, 5, 6 and 7 of this Article Ninth are fully complied with:

     (a) Any merger or consolidation of the Corporation or any of its majority owned subsidiaries with (i) any Interested Stockholder (as hereinafter defined) or (ii) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Stockholder; or
     (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate of any Interested Stockholder of any assets of the Corporation or any of its majority owned subsidiaries having an aggregate Fair Market Value (as hereinafter defined) of $10,000,000 or more; or
     (c) the issuance or transfer by the Corporation or any of its majority owned subsidiaries (in one transaction or a series of transactions) of any securities of the Corporation or any of its majority owned subsidiaries to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $10,000,000 or more; or
     (d) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Stockholder or any Affiliate of any Interested Stockholder; or
     (e) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its majority owned subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation of any majority owned subsidiaries which is directly or indirectly owned by any Interested Stockholder or any Affiliate of any Interested Stockholder.
     Section 2. Business Combination. The term "Business Combination" as used in this Article Ninth shall mean any transaction which is referred to in any one or more of subparagraphs (a) through (e) of Section 1 hereof.
     Section 3. Stockholder Vote Required. The actions and transactions described in Section 1 of this Article Ninth shall have been authorized by the affirmative vote of at least 80 percent of the combined voting power all of the outstanding shares of Voting Stock, voting together as a single class.
     Section 4. Minimum Price Required. Notwithstanding Section 3 hereof, the 80 percent voting requirement shall not be applicable if:
     (a) any action or transaction specified in Section 1 hereof is approved by the Corporation's Board of Directors and by a majority of the Disinterested Directors (as hereinafter defined);
     or

     (b) in the case of any action or transaction pursuant to which the holders of the capital stock of the Corporation are entitled to receive cash, property, securities or other consideration, the aggregate amount of the cash and the Fair Market Value (as hereinafter defined) of the property, securities or other consideration to be received per share by holders of the capital stock of the Corporation in such action or transaction is not less than the higher of
     (i) the highest price per share paid by the Interested Stockholder in acquiring any of its holdings of capital stock of the Corporation within the two year period immediately prior to the first public announcement of the proposal of the Business Combination (the "Announcement Date") or in the transaction in which it became an Interested Stockholder, whichever is higher, or
     (ii) the Fair Market Value per share of the applicable class of capital stock of the Corporation on the Announcement Date or on the dates on which the Interested Stockholder became an Interested Stockholder, whichever is greater.
     (c) The consideration to be received by holders of a particular class of outstanding Voting Stock shall be in cash or in the same form as the Interested Stockholder has previously paid for shares of such class of Voting Stock. If the interested Stockholder has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration for such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock previously acquired by it.
     Section 5. Restrictions on Certain Actions. After becoming an Interested Stockholder and prior to consummation of such action or transaction, (a) such Interested Stockholder shall not have acquired from the Corporation or any of its majority owned subsidiaries any newly issued or treasury shares of capital stock or any newly issued securities convertible into or exchangeable for capital stock of the Corporation or any of its majority owned subsidiaries, directly or indirectly (except upon conversion or exchange of convertible or exchangeable securities acquired by it prior to becoming a Interested Stockholder or as a result of a pro rata stock dividend or stock split or other distribution of stock to all Stockholders pro rata); and (b) such Interested Stockholder shall not have received the benefit directly or indirectly (except proportionately as a stockholder) of any loans, advances, guarantees, pledges or other financial assistance or tax credits provided by the Corporation or any of its majority owned subsidiaries, or made any major changes in the Corporation's or any of its majority owned subsidiaries' businesses or capital structures or reduced the current annual rate of dividends payable on the Corporation's capital sock below the rate in effect immediately prior to the time such Interested Stockholder became a Interested Stockholder.
     Section 6. Proxy Statement Required. A proxy statement responsive to the requirements of the Securities Exchange Act of 1934, whether or not the Corporation is then subject to such requirements, shall be mailed to the stockholders of the Corporation for the purpose of soliciting stockholder approval of such action or transaction and shall contain at the front thereof, in a prominent place, any recommendations as to the advisability of the action or transaction which the Disinterested Directors may choose to state.

     Section 7.  Certain Definitions.  For the purpose of this Article Ninth,
     (a) The term "Interested Stockholder" shall mean any person (including any Affiliate thereof) other than the Corporation or any of its subsidiaries and other than any profit sharing, employee stock ownership or other employee benefit plan of the Corporation or any of its subsidiaries or any trustee of or fiduciary with respect to any such plan when acting in such capacity who or which owns beneficially or controls, directly or indirectly, 20 percent or more of the outstanding shares of Voting Stock of the Corporation.
     (b) A person shall be a "beneficial owner" of any Voting Stock:
     (i) which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly; or
     (ii) which such person or any of its Affiliates or Associates has the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or has the right to vote pursuant to any agreement, arrangement or understanding; or
     (iii) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliate or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.
     (c) For the purposes of determining whether a person is an Interested Stockholder pursuant to subparagraph (a) hereof, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of subparagraph (b) hereof but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, exchange rights, warrants or options, or otherwise.
     (d) The terms "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on January 1, 1986.
     (e) The term "Disinterested Director" shall mean any member of the Board
(i) who was a director on the Base Date, or (ii) who is unaffiliated with the Interested Stockholder and who was a member of the Board prior to the time that the Interested Stockholder became an Interested Stockholder, or (iii) any successor of a Disinterested Director if such successor is unaffiliated with the Interested Stockholder and if such successor was recommended or elected to succeed a Disinterested Director by a majority of Disinterested Directors then on the Board.
     (f) The term "Fair Market Value" shall mean: (i) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange Listed

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

Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing sale price (or, if unavailable, bid quotation) with respect to a share of such stock during the 30-day period preceding the date in question or the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the Board in good faith; and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the Board in good faith.
     (g) The term "Voting Stock" shall mean the Common Stock but not (unless and to the extent provided to the contrary in the relevant Preferred Stock Designation) the Preferred Stock.
     Section 8. Determination by the Board of Directors. The Board of Directors of the Corporation shall have the power and duty to determine for the purposes of this Article Ninth, on the basis of information then known to the Board of Directors, whether (a) any Interested Stockholder exists or is an Affiliate or an Associate of another, and (b) any proposed transaction constitutes a transaction specified in Section 1 of this Article Ninth. Any such determination by the Board of Directors shall be conclusive and binding for all purposes.
     Section 9. Alteration, Amendment or Repeal. Notwithstanding anything contained in this Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80 percent of all of combined voting power the outstanding shares of Voting Stock, voting together as a single class, shall be required to alter, amend, repeal, or adopt any provision inconsistent with, this Article Ninth.
     Tenth: To the full extent permitted by the General Corporation Law of the State of Delaware (including the amendments thereto effective July 1, 1986) or any other applicable laws as presently or hereafter in effect, no Director of the Corporation shall be personally liable to the Corporation or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a Director of the Corporation. No amendment to or repeal of this Article TENTH shall apply to or have any effect on the liability or alleged liability of any Director of the Corporation for or with respect to any acts or omissions of such Director occurring prior to such amendment.
     Eleventh: Elections of directors need not be by written ballot unless the Bylaws of the Corporation so provide.
     Twelfth: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, including in a Preferred Stock Designation, in the manner now or hereafter prescribed by applicable law and this Restated Certificate of Incorporation, including any applicable Preferred Stock Designation, and all rights conferred upon stockholders herein are created subject to this reservation.

     IN WITNESS WHEREOF, HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED has caused this Restated Certificate of Incorporation to be signed under penalties of perjury by Donald J. Esters, its President, and attested by Jane Harman, its Secretary, as of this 6th day of October, 1986.

                               HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED

                               By:/s/ Sidney Harman
                                  Dr. Sidney Harman
                                  Chairman of the Board
Attest:

/s/ Jane Harman
Jane Harman
Secretary

                             CERTIFICATE OF AMENDMENT
                                         OF
                      RESTATED CERTIFICATE OF INCORPORATION
                                         OF
                  HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED
          _________________________________________________________

     Harman International Industries, Incorporated, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that the amendments to the Restated Certificate of Incorporation of the Corporation set forth below were duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware:
     1. That Articles FIFTH, SEVENTH, EIGHTH and NINTH of the Restated Certificate of Incorporation be amended to decrease the percentage vote of the stockholders required to authorize or effect any of the actions or transactions described in said Articles from an 80 percent majority to a two-thirds majority, so that as amended said Articles shall read in their entirety as follows:
     "FIFTH: In furtherance of, and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized and empowered adopt, amend or repeal the By-Laws of the Corporation: provided, however, that the By-laws adopted by the Board of Directors under the powers hereby conferred may be amended or repealed, or a provision inconsistent therewith adopted, by the Board of Directors or by the stockholders, having voting power with respect thereto, except that any provision of the By-Laws which is to the same effect as Articles Fifth, Seventh and Eighth of this Restated Certificate of Incorporation shall not be amended or repealed, nor shall any provision inconsistent with such By-Laws be adopted, without the affirmative vote of the holders of at least two-thirds of the combined voting power of all shares of the Corporation entitled to vote generally in the election of Directors, voting together as a single class. Notwithstanding anything contained in this Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least two-thirds of the combined voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to, or adopt amend or repeal any provision inconsistent with, this Article Fifth."
     "SEVENTH: After October 15, 1986, no action required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation may be taken by written consent without a meeting. Notwithstanding anything contained in this Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least two-thirds of the combined voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, change, amend, repeal or adopt any provision inconsistent with, this Article Seventh."
     "EIGHTH:  Section 1.  Number, Election and Terms of Directors.
Subject to the rights, if any, of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional Directors under specified circumstances, the number of the Directors of the Corporation shall be fixed from time to time by or pursuant to the By-Laws of the Corporation. The Directors, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, shall be classified with respect to the time for which they severally hold office into three classes, as nearly their equal in number as possible, as shall be provided in the manner specified in the By-Laws of the Corporation. At or before the annual meeting of the stockholders to be held in 1986, one class shall be originally elected for a term expiring at the annual meeting of stockholders to be held in 1987, another class shall be originally elected for a term expiring at the annual meeting of the stockholders to be held in 1988, and another class shall be originally elected for a term expiring at the annual meeting of stockholders to be held in 1989, with the members of each class to hold office until their successors are elected and qualified. Commencing with the annual meeting of the stockholders of the Corporation to be held in 1987, Directors of each class the term of which shall then expire shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election and until their successors are elected and qualified.
     Section 2. Stockholder Nomination of Director Candidates. Advance notice of stockholder nominations for the election of Directors shall be given in the manner provided in the By-Laws of the Corporation.
     Section 3. Newly Created Directorships and Vacancies. Subject to the rights, if any, of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect Directors under specified circumstances, newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled only by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors. Any Director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director's successor shall have been elected and qualified. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of an incumbent Director.
     Section 4. Removal. Subject to the rights, if any, of the holders of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation to elect additional Directors under specified circumstances, any Director may be removed from office only for cause and by the affirmative vote of the holders of at least two-thirds of the combined voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class.
     Section 5. Amendment, Repeal or Alteration. Notwithstanding anything contained in this Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least two-thirds of the combined voting power of the outstanding shares of the capital stock of the Corporation entitled to vote in the election of Directors, voting together as a single class, shall be required to alter, change, amend, repeal or adopt any provision inconsistent with, this Article Eighth."
     "NINTH: Section 1. Applicability of Article. Except as otherwise expressly provided in Section 4 of this Article Ninth, none of the actions or transactions listed below shall be effected by the Corporation, or approved by the Corporation as a stockholder of any majority owned subsidiary of the Corporation if, as of the record date for the determination of the stockholders entitled to vote thereon, any Interested Stockholder (as hereinafter defined) exists, unless the applicable requirements of Sections 3, 4, 5, 6 and 7 of this Article Ninth are fully complied with:
     (a) Any merger or consolidation of the Corporation or any of its majority owned subsidiaries with (i) any interested Stockholder (as hereinafter defined) or (ii) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Stockholder; or
     (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate of any Interested Stockholder of any assets of the Corporation or any of its majority owned subsidiaries having an aggregate Fair Market Value (as hereinafter defined) of $10,000,000 or more; or
     (c) the issuance or transfer by the Corporation or any of its majority owned subsidiaries (in one transaction or a series of transactions) of any securities of the Corporation or any of its majority owned subsidiaries to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $10,000,000 or more; or

     (d) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Stockholder or any Affiliate of any Interested Stockholder; or
     (e) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its majority owned subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation of any majority owned subsidiaries which is directly or indirectly owned by any Interested Stockholder or any Affiliate of any Interested Stockholder.
     Section 2. Business Combination. The term "Business Combination" as used in this Article Ninth shall mean any transaction which is referred to in any one or more of subparagraphs (a) through (e) of Section 1 hereof.
     Section 3. Stockholder Vote Required. The actions and transactions described in Section 1 of this Article Ninth shall have been authorized by the affirmative vote of at Least two-thirds of the combined voting power all of the outstanding shares of Voting Stock, voting together as a single class.
     Section 4. Minimum Price Required. Notwithstanding Section 3 hereof, the two-thirds majority voting requirement shall not be applicable if:
     (a) any action or transaction specified in Section 1 hereof is approved by the Corporation's Board of Directors and by a majority of the Disinterested Directors (as hereinafter defined) ; or
     (b) in the case of any action or transaction pursuant to which the holders of the capital stock of the Corporation are entitled to receive cash, property, securities or other consideration, the aggregate amount of the cash and the Fair Market Value (as hereinafter defined) of the property, securities or other consideration to be received per share by holders of the capital stock of the Corporation in such action or transaction is not less than the higher of
     (i) the highest price per share paid by the Interested Stockholder in acquiring any of its holdings of capital stock of the Corporation within the two year period immediately prior to the first public announcement of the proposal of the Business Combination (the "Announcement Date") or in the transaction in which it became an Interested Stockholder, whichever is higher, or
     (ii) the Fair Market Value per share of the applicable class of capital stock of the Corporation on the Announcement Date or on the dates on which the
Interested Stockholder became an Interested Stockholder, whichever is greater.
     (c) The consideration to be received by holders of a particular class or outstanding Voting Stock shall be in cash or in the same form as the Interested Stockholder has previously paid for shares of such class of Voting Stock. If the Interested Stockholder has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration for such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock previously acquired by it.
     Section 5. Restrictions on Certain Actions. After becoming an Interested Stockholder and prior to consummation of such action or transaction, (a) such Interested Stockholder shall not have acquired from the Corporation or any of its majority owned subsidiaries any newly issued or treasury shares of capital stock or any newly issued securities convertible into or exchangeable for capital stock of the Corporation or any of its majority owned subsidiaries, directly or indirectly (except upon conversion or exchange of convertible or exchangeable securities acquired by it prior to becoming a Interested Stockholder or as a result of a pro rata stock dividend or stock split or other distribution of stock to all Stockholders pro rata); and (b) such Interested Stockholder shall not have received the benefit directly or indirectly (except proportionately as a stockholder) of any loans, advances, guarantees, pledges or other financial assistance or tax credits provided by the Corporation or any of its majority owned subsidiaries, or made any major changes in the Corporation's or, any of its majority owned subsidiaries businesses or capital structures or reduced the current annual rate of dividends payable on the Corporation's capital stock below the rate in effect immediately prior to the time such Interested Stockholder became a Interested Stockholder.
     Section 6. Proxy Statement Required. A proxy statement responsive to the requirements of the Securities Exchange Act of 1934, whether or not the Corporation is then subject to such requirements, shall be mailed to the stockholders of the Corporation for the purpose of soliciting stockholder approval of such action or transaction and shall contain at the front thereof, in a prominent place, any recommendations as to the advisability of the action or transaction which the Disinterested Directors may choose to state.
     Section 7.  Certain Definitions.  For the purpose of this Article Ninth,
     (a) The term "Interested Stockholder" shall mean any person (including any Affiliate thereof) other than the Corporation or any of its subsidiaries and other than any profit sharing, employee stock ownership or other employee benefit plan of the Corporation or any of its subsidiaries or any trustee of or fiduciary with respect to any such plan when acting in such capacity who or which owns beneficially or controls, directly or indirectly, 20 percent or more of the outstanding shares of Voting Stock of the Corporation.
     (b) A person shall be a "beneficial owner" of any Voting Stock:
     (i) which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly; or
     (ii) which such person or any of its Affiliates or Associates has the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or has the right to vote pursuant to any agreement, arrangement or understanding; or
     (iii) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.
     (c) For the purposes of determining whether a person is an Interested Stockholder pursuant to subparagraph (a) hereof, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of subparagraph (b) hereof but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, exchange rights, warrants or options, or otherwise.
     (d) The terms "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule l2b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on January 1, 1986.
     (e) The term "Disinterested Director" shall mean any member of the Board
(i) who was a director on the Base Date, or (ii) who is unaffiliated with the Interested Stockholder and who was a member of the Board prior to the time that the Interested Stockholder became an Interested Stockholder, or (iii) any successor of a Disinterested Director if such successor is unaffiliated with the Interested Stockholder and if such successor was recommended or elected to succeed a Disinterested Director by a majority of Disinterested Directors then on the Board.
     (f) The term "Fair Market Value" shall mean: (i) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing sale Price (or, if unavailable, bid quotation) with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the Board in good faith; and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the Board in good faith.
     (g) The term "Voting Stock" shall mean the Common Stock but not (unless and to the extent provided to the contrary in the relevant Preferred Stock Designation) the Preferred Stock.
     Section 8. Determination by the Board of Directors. The Board of Directors of the Corporation shall have the power and duty to determine for the purposes of this Article Ninth, on the basis of information then know, to the Board of Directors, whether (a) any interested Stockholder exists or is an Affiliate or an Associate of another, and (b) any proposed transaction constitutes a transaction specified in Section 1 of this Article Ninth. Any such determination by the Board of Directors shall be conclusive and binding for all purposes.
     Section 9. Alteration, Amendment or Repeal. Notwithstanding anything contained in this Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least two-thirds of all of combined voting power the outstanding shares of Voting Stock, voting together as a single class, shall be required to alter, amend, repeal, or adopt any provision inconsistent with, this Article Ninth."

     IN WITNESS WHEREOF, Harman International Industries, Incorporated has caused this certificate to be signed by Dr. Sidney Harman, its Chairman of the Board and Chief Executive Officer, and attested by Jane Harman, its Secretary, this 12th day of November, 1986.
                                        HARMAN INTERNATIONAL INDUSTRIES,
                                          INCORPORATED
                                        By:
                                        /s/ Sidney Harman
                                        Dr. Sidney Harman
                                        Chairman of the Board and
                                        Chief Executive Officer

[CORPORATE SEAL]

ATTEST:  /s/ Jane Harman
         Jane Harman
         Secretary

                     CERTIFICATE OF AMENDMENT

                                OF

              RESTATED CERTIFICATE OF INCORPORATION

                                OF

          HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED



             Harman International Industries, Incorporated (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:
             FIRST: That the Board of Directors of the Corporation pursuant to a unanimous written action in lieu of a meeting pursuant to Section 141(f) of the General Corporation Law of the State of Delaware, adopted a resolution proposing and declaring advisable the following amendment to the Corporation's restated certificate of incorporation:

                  That Article FOURTH of the Restated
             Certificate of Incorporation of the Corporation be amended to provide that the total number of shares of capital stock which the Corporation is authorized to issue is 55,000,000 shares, consisting of 5,000,000 shares of Preferred Stock, of the par value $0.01 per share, and 50,000,000 shares of Common Stock of the par value $0.01 per share. Article FOURTH, as amended, will read as follows:

                  FOURTH:   (a)  The total number of shares
             of capital stock which the Corporation is authorized to issue is 55,000,000 shares, consisting of 5,000,000 shares of Preferred
             Stock, of the par value $0.01 per share (the
             "Preferred Stock"), and 50,000,000 shares of Common Stock of the par value $0.01 per share
             (the "Common Stock").

                  (b)  A holder of Common Stock shall,
             except as may otherwise be provided in
             accordance with subparagraph (c) hereof, be entitled to one (1) vote on each matter submitted to a vote at a meeting of stockholders for each share of Common Stock held of record by such holder as of the record date for such meeting.

                  (c)  The Preferred Stock may be issued in
             one or more series. The Board of Directors is hereby authorized to issue the shares of Preferred Stock in such series and to fix from time to time before issuance the number of shares to be included in any series and the designation, relative powers, preferences and rights and qualifications, limitations or restrictions of all shares of such series. The authority of the Board of Directors with respect to each series shall include, without limiting the generality of the foregoing, the determination of any or all of the following:

                       (i)  the number of shares of any
                  series and the designation to
                  distinguish the shares of such series
                  from the shares of all other series;

                       (ii) the voting powers, if any,
                  and whether such voting powers are
                  full or limited, in such series;

                       (iii) the redemption provisions,
                  if any, applicable to such series,
                  including the redemption price or
                  prices to be paid;

                       (iv) whether dividends, if any,
                  shall be cumulative or noncumulative,
                  the dividend rate of such series, and
                  the dates and preferences of
                  dividends on such series;

                       (v)  the rights of such series
                  upon the voluntary or involuntary
                  dissolution of, or upon any
                  distribution of the assets of, the
                  Corporation;

                       (vi) the provisions, if any,
                  pursuant to which the shares of such
                  series are convertible into, or
                  exchangeable for, shares of any other
                  class or classes or of any other
                  series of the same or any other class
                  or classes of stock, or any other
                  security, of the Corporation or any
                  other corporation, and price or
                  prices or the rates of exchange
                  applicable thereto;

                       (vii) the right, if any, to
                  subscribe for or to purchase any
                  securities of the Corporation or any
                  other corporation;

                       (viii) the provisions, if any,
                  of a sinking fund applicable to such
                  series; and

                       (ix) any other relative,
                  participating, optional or other
                  special powers, preferences, rights,
                  qualifications, limitations or
                  restrictions thereof;

             all as shall be determined from time to time by the Board of Directors and shall be stated in said resolution or resolutions providing for the issuance of such Preferred Stock (a "Preferred Stock Designation").

                  (d)  Except as may be provided in this
             Restated Certificate of Incorporation or by the Board of Directors in any Preferred Stock Designation, or as otherwise required by law, the Common Stock shall have the exclusive right to vote for the election of Directors and for all other purposes, and holders of Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote or consent.

             SECOND: That upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at an annual meeting of stockholders held on November 9, 1993, a majority of all of the shares entitled to vote at the meeting and a majority of the shares entitled to vote at the meeting as a class voted in favor of such amendment.
             THIRD: That such amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
             IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by, Sandra B. Robinson its Vice President - Financial Operations, and attested by Frank Meredith, its Assistant Secretary, this 9th day of November,
1993.



                                   HARMAN INTERNATIONAL INDUSTRIES,
                                      INCORPORATED


                                 By:  /s/ Sandra B. Robinson
                                    Sandra B. Robinson
                                    Vice President - Financial
                                    Operations




ATTEST:

/s/ Frank Meredith
Frank Meredith
Assistant Secretary

                         CERTIFICATE OF AMENDMENT
                                    OF
             RESTATED AND AMENDED CERTIFICATE OF INCORPORATION
                                    OF
                HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED



          Harman International Industries, Incorporated ("Company" or "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

          FIRST: That at a meeting of the Board of Directors of the Company held on August 7, 2000, resolutions were duly adopted proposing and declaring advisable an amendment to the Company's Restated and Amended Certificate of Incorporation. The resolution setting forth the proposed amendment is as follows:

     RESOLVED, that Article FOURTH, subparagraph (a), of the Company's Restated and Amended Certificate of Incorporation, as filed with the Secretary of State of Delaware, be amended in its entirety to read as follows:

(a) The total number of shares of capital stock which the Corporation is authorized to issue is 105,000,000 shares, consisting of 5,000,000 shares of Preferred Stock, of the par value $0.01 per share (the "Preferred Stock"), and 100,000,000 shares of Common Stock, of the par value $0.01 per share (the "Common Stock").

          SECOND: That upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at an annual meeting of the stockholders of the Company held on November 9, 2000, a majority of all of the shares entitled to vote at the meeting and a majority of the shares entitled to vote at the meeting as a class voted in favor of such amendment.

          THIRD: That such amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, the Company has caused this Certificate to be signed by Sandra B. Robinson, its Vice President - Financial Operations as of November 9, 2000.

                                HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED



                                By:   /s/ Sandra B. Robinson
                                    Sandra B. Robinson
                                    Vice President - Financial Operations














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